EXHIBIT 10.2

EXECUTION VERSION

THIRD LIEN INTERCREDITOR AGREEMENT

This THIRD LIEN INTERCREDITOR AGREEMENT (this "Agreement") is dated as of January 6, 2020, and entered into by and between (i) TCW ASSET MANAGEMENT COMPANY LLC, as collateral agent for the Term Loan Claimholders (as defined below) (including its successors and assigns in such capacity from time to time, the "Term Loan Agent"), (ii) BANK OF AMERICA, N.A., in its capacity as administrative agent for the Revolving Loan Claimholders (as defined below) (including its successors and assigns in such capacity from time to time, including any person designated as such pursuant to a Refinancing of the initial Revolving Loan Agreement, the "Revolving Agent") and (iii) U.S. Bank National Association, in its capacity as collateral agent for the Third Lien Claimholders (as defined below) (including its successors and assigns in such capacity from time to time, "Third Lien Agent").

RECITALS

School Specialty, Inc., a Delaware corporation (the "Borrower"), the lenders party thereto, and the Revolving Agent, have entered into that certain Loan Agreement dated as of June 11, 2013 (the "Revolving Loan Agreement") providing for a Revolving Loan facility pursuant to which such lenders have or may, from time to time, make loans and provide other financial accommodations to Borrower (the "Revolving Lenders").  The obligations of Borrower to repay such loans and other obligations under the Revolving Loan Agreement are guaranteed by each "Guarantor" (as defined in the Revolving Loan Agreement) (the "Guarantors");

Borrower, the lenders party thereto, and Term Loan Agent, have entered into that certain Loan Agreement dated as of April 7, 2017 (the "Term Loan Agreement") pursuant to which such lenders have agreed to make term loans to Borrower (the "Term Lenders").  The obligations of Borrower to repay such term loans and other obligations under the Term Loan Agreement is guaranteed by the Guarantors;

Borrower has obligations in respect of the "Extended Prepetition Debt" (as defined in the Third Lien Security Agreement) as in effect on the date hereof and such Extended Prepetition Debt is permitted to be secured by certain liens on the Collateral consisting of personal property (other than the ABL Priority Collateral) as set forth in the Third Lien Security Agreement;

The obligations of Borrower and the Guarantors under the Senior Lien Documents (as defined below) are secured on a first and second priority basis by Liens on substantially all of the assets of Borrower and the Guarantors, subject to the terms of the Intercreditor Agreement (as defined below);

The obligations of Borrower and the Guarantors under the Third Lien Documents (as defined below) are to be secured on a third priority basis by Liens on substantially all of the personal property assets of Borrower and the Guarantors (other than the ABL Priority Collateral); and

The Revolving Agent, for itself and on behalf of the Revolving Loan Claimholders, the Term Loan Agent, for itself and on behalf of the Term Loan Claimholders, and the Third Lien Agent, for itself and on behalf of the Third Lien Claimholders, desire to enter into this Agreement to (a) confirm the relative priority of their respective security interests in the assets of Borrower and the Guarantors, (b) provide for the application, in accordance with such priorities, of proceeds of such assets and properties, and (c) address certain other matters.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.  Definitions; Rules of Construction.

1.1Defined Terms.  Any terms (whether capitalized or lower case) used in this Agreement that are defined in the UCC shall be construed and defined as set forth in the UCC unless otherwise defined herein; provided, that to the extent that the UCC is used to define any term used herein and if such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 of the UCC shall govern.  As used in the Agreement, the following terms shall have the following meanings:

"ABL Priority Collateral" has the meaning ascribed to such term in the Third Lien Security Agreement.

"Agreement" has the meaning set forth in the preamble hereto.

"Bank Product Obligations" has the meaning set forth in the Revolving Loan Agreement.

"Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor statute.

"Bankruptcy Law" means the Bankruptcy Code and any other federal, state, or foreign law for the relief of debtors or affecting creditors' rights generally.

"Borrower" has the meaning set forth in the recitals to this Agreement.

"Business Day" means any day other than a Saturday, Sunday, or day on which banks in New York City, Chicago, Illinois and St. Paul, Minnesota are authorized or required by law to close.

"Cash Collateral" has the meaning set forth in Section 6.2.

"Claimholders" means the Senior Lien Claimholders and the Third Lien Claimholders, or any one of them.

"Collateral" means all of the assets of each and every Grantor, whether real, personal or mixed, constituting Senior Lien Collateral or Third Lien Collateral.

"Conforming Amendment" means any amendment to any Third Lien Document that is substantively identical to a corresponding amendment to a comparable provision of a Senior Lien Document (but maintaining an equivalent proportionate difference between the dollar amounts or ratios, as the case may be, in the relevant provision in the Third Lien Document and those in the corresponding provision of the Senior Lien Document, to the extent such a difference exists on the date hereof).

"Debt" means Senior Lien Obligations or Third Lien Debt, as the context requires.

"Deemed Third Lien Amendment" means any amendment, modification, waiver, or consent with respect to any of the Senior Lien Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Lien Collateral Documents or changing in any manner the rights of any parties thereunder, provided that no such amendment, waiver or consent (other than amendments, modifications and waivers that secure additional extensions of credit and add additional secured creditors and do not violate the express provisions of the Third Lien Documents), (a) shall have the effect of removing Collateral subject to the Lien of the Third Lien Documents, except to the extent that a release of such Lien is permitted or required by this Agreement, (b) that materially and adversely affects the rights of the Third Lien Agent shall apply to the Third Lien Documents without the consent of Third Lien Agent and (c) notice of such amendment, modification, waiver or consent and the substance thereof shall be given to Third Lien Agent no later than 30 days after its effectiveness (provided that the failure to give such notice shall not affect the effectiveness or validity thereof).

"Default Disposition" has the meaning set forth in Section 5.1(d).

"DIP Financing" has the meaning set forth in Section 6.2.

"DIP Financing Conditions" means that: Third Lien Agent retains its Liens with respect to the Third Lien Collateral that existed as of the date of the commencement of the applicable Insolvency Proceeding (including proceeds thereof arising after the commencement of such Insolvency Proceeding), junior to the Liens securing DIP Financing and the Liens securing the Senior Lien Obligations.

"Discharge of Revolving Loan Obligations" shall mean, except to the extent otherwise expressly provided in Section 6.8 or Section 5.3:

(a)payment in full in cash or immediately available funds of all of the Revolving Loan Obligations (other than LC Obligations and Bank Product Obligations (as defined in the Intercreditor Agreement) and other than unasserted contingent indemnification obligations);

(b)termination or expiration of all commitments, if any, of the Revolving Lenders to extend credit to the Borrower;

(c)termination of, or providing cash collateral (in an amount, to the extent, and in the manner required by the Revolving Loan Agreement) in respect of, all LC Obligations; and

(d)termination of, or providing cash collateral (in an amount, to the extent, and in the manner required by the Revolving Loan Agreement) in respect of, all Bank Product Obligations, and

(e)providing cash collateral to Revolving Agent in such amount as Revolving Agent determines is reasonably necessary to secure the Revolving Loan Claimholders in respect of any asserted, threatened (in writing), or reasonably expected claims, demands, actions, suits, proceedings, investigations, liabilities, fines, costs, penalties, or damages for which any of the Revolving Loan Claimholders may be entitled to indemnification by any Grantor pursuant to the indemnification provisions in the Revolving Loan Documents;

provided that the Discharge of Revolving Loan Obligations shall not be deemed to have occurred if such payments are made with the proceeds of other Revolving Loan Obligations that constitute an exchange or replacement for or a Refinancing of such Revolving Loan Obligations.

"Discharge of Senior Lien Obligations" means the Discharge of Revolving Loan Obligations and the Discharge of Term Loan Obligations.

"Discharge of Term Loan Obligations" means, except to the extent otherwise expressly provided in Section 6.8 or Section 5.3:

(a)payment in full in cash or immediately available funds of all of the Term Loan Obligations (other than unasserted contingent indemnification obligations);

(b)termination or expiration of all commitments, if any, of the Term Lenders to extend credit to the Borrower; and

(c)providing cash collateral to Term Loan Agent in such amount as Term Loan Agent determines is reasonably necessary to secure the Term Loan Claimholders in respect of any asserted, threatened (in writing), or reasonably expected claims, demands, actions, suits, proceedings, investigations, liabilities, fines, costs, penalties, or damages for which any of the Term Loan Claimholders may be entitled to indemnification by any Grantor pursuant to the indemnification provisions in the Term Loan Documents;

provided that the Discharge of Term Loan Obligations shall not be deemed to have occurred if such payments are made with the proceeds of other Term Loan Obligations that constitute an exchange or replacement for or a Refinancing of such Term Loan Obligations.

"Disposition" or "Dispose" means the sale, assignment, transfer, license, lease (as lessor), exchange, or other disposition (including any sale and leaseback transaction) of any property by any person (or the granting of any option or other right to do any of the foregoing).

"Enforcement Action" means

(a) the taking of any action to enforce any Lien in respect of the Collateral, including the institution of any foreclosure proceedings or, the noticing of any public or private sale or other disposition pursuant to Article 9 of the UCC or other applicable law, or the taking of any action in an attempt to vacate or obtain relief from a stay or other injunction restricting any other action described in this definition,

(b) the exercise of any right or remedy provided to a secured creditor under the Senior Lien Documents or the Third Lien Documents (including, in either case, any delivery of any notice to seek to obtain payment directly from any account debtor of any Grantor or any depositary bank, securities intermediary, or other person obligated on any Collateral of any Grantor, the taking of any action or the exercise of any right or remedy in respect of the Collateral, or the exercise of any right of setoff or recoupment with respect to obligations owed to any Grantor), under applicable law, at equity, in an Insolvency Proceeding or otherwise, including the acceptance of Collateral in full or partial satisfaction of an obligation,

(c) the Disposition of all or any portion of the Collateral, by private or public sale or any other means, including by acceptance of Collateral pursuant to Section 9-620 of the UCC,

(d) the solicitation of bids from third parties to conduct the Disposition of all or a material portion of the Collateral to the extent undertaken and being diligently pursued in good faith to consummate the Disposition of such Collateral within a commercially reasonable time,

(e) the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third parties for the purpose of valuing, marketing, or Disposing of all or a material portion of the Collateral to the extent undertaken and being diligently pursued in good faith to consummate the Disposition of such Collateral within a commercially reasonable time,

(f) the exercise of any other enforcement right relating to the Collateral (including the exercise of any voting rights relating to any Equity Interests composing a portion of the Collateral) whether under the Senior Lien Documents, the Third Lien Documents, under applicable law of any jurisdiction, in equity, in an Insolvency Proceeding, or otherwise (including the commencement of applicable legal proceedings or other actions with respect to all or a material portion of the Collateral to facilitate the actions described in the preceding clauses), and

(g) the pursuit of Default Dispositions relative to all or a material portion of the Collateral to the extent undertaken and being diligently pursued in good faith to consummate the Disposition of such Collateral within a commercially reasonable time.

"Equity Interests" means the "Equity Interests" as that term is defined in the Term Loan Agreement.

"Final Order" means an order of a court of competent jurisdiction as to which the time to appeal, petition for certiorari, or move for re-argument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for re-argument or rehearing shall then be pending or, in the event that an appeal, writ of certiorari, or re-argument or rehearing thereof has been filed or sought, such order shall have been affirmed or confirmed by the highest court to which such order was appealed, or from which certiorari, re-argument or rehearing was sought and the time to take any further appeal, petition for certiorari or move for re-argument or rehearing shall have expired; provided, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure or any analogous rule under the Federal Rules of Bankruptcy Procedure or applicable state court rules of civil procedure, may be filed with respect to such order shall not cause such order not to be a Final Order.

"Governmental Authority" means the government of the United States of America or any other nation, any political subdivision thereof, whether state, provincial, or local, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of or pertaining to government.

"Grantors" means Borrower and the Guarantors, and each other person that may, from time to time, execute and deliver a Senior Lien Collateral Document or a Third Lien Collateral Document as a "debtor," "grantor," "obligor," or "pledgor" (or the equivalent thereof) or that may, from time to time, be (or whose assets may be) subject to a judgment lien in favor of any of the Senior Lien Claimholders or any of the Third Lien Claimholders in respect of the Senior Lien Obligations or the Third Lien Debt, as applicable, and "Grantor" means any one of them.

"Guarantors" has the meaning set forth in the recitals to this Agreement and "Guarantor" means any one of them.

"Inalienable Interests" has the meaning set forth in Section 4.4.

"Insolvency Proceeding" means:

(a)any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor;

(b)any other voluntary or involuntary insolvency or bankruptcy case or proceeding, or any receivership, liquidation or other similar case or proceeding with respect to any Grantor or with respect to a material portion of its assets;

(c)any liquidation, dissolution, or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d)any assignment for the benefit of creditors or any other marshaling of assets or liabilities of any Grantor.

"Intercreditor Agreement"  the Intercreditor Agreement, dated as of April 7, 2017, among Obligors, the Revolving Loan Agent and Term Loan Agent, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, relating to the Revolving Loan Agreement and the Term Loan Agreement, and any other intercreditor agreement entered into in connection with a refinancing of the Revolving Loan Agreement and to the extent such refinancing is permitted under the Intercreditor Agreement.

"LC Obligations" has the meaning set forth in the Revolving Loan Agreement.

"Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a capital lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

"person" means any natural person, corporation, trust, business trust, joint venture, joint stock company, association, company, limited liability company, partnership, Governmental Authority, or other entity.

"Plan of Reorganization" means any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency Proceeding.

"Pledged Collateral" has the meaning set forth in Section 5.4(a).

"Refinance" means, in respect of any indebtedness, to refinance, extend, renew,  supplement, restructure, replace, refund, or repay, or to issue other indebtedness in exchange or replacement for such indebtedness, in whole or in part, whether with the same or different lenders, arrangers, or agents.  "Refinanced" and "Refinancing" shall have correlative meanings.

"Revolving Agent" has the meaning set forth in the preamble to this Agreement.

"Revolving Loan Agreement" has the meaning set forth in the recitals to this Agreement.

"Revolving Loan Claimholders" means, collectively, the Revolving Lenders, the Revolving Agent in its capacity as provider of Swingline Loans (as that term is defined in the Revolving Loan Agreement), the Issuing Bank (as that term is defined in the Revolving Loan Agreement), the Secured Bank Product Providers (as that term is defined in the Revolving Loan Agreement) and the Revolving Agent.

"Revolving Loan Collateral Documents" means the Revolving Loan Security Agreement and any other agreement, document, or instrument pursuant to which a Lien is granted (or purported to be granted) securing any Revolving Loan Obligations or under which rights or remedies with respect to such Liens are governed.

"Revolving Loan Documents" means the Revolving Loan Agreement, the Revolving Loan Collateral Documents and any other Loan Documents (as defined in the Revolving Loan Agreement).

"Revolving Loan Obligations" means all Obligations (as that term is defined in the Revolving Loan Agreement) and all other amounts owing, due, or secured under the terms of the Revolving Loan Agreement or any other Revolving Loan Documents (including pursuant to any DIP Financing that Refinances any Revolving Loan Obligations), whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, reimbursement obligations, obligations with respect to loans, LC Obligations, Bank Product Obligations, obligations to provide cash collateral in respect of LC Obligations or Bank Product Obligations or indemnities in respect thereof, any other indemnities or guarantees, and all other amounts payable under or secured by any Revolving Loan Document (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Grantor, or that would have accrued or become due under the terms of the Revolving Loan Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such insolvency), in each case whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, including all Enforcement Expenses and Indemnity Amounts (each as defined in the Intercreditor Agreement).

"Revolving Loan Security Agreement" the "Guarantee and Collateral Agreement" as that term is defined in the Revolving Loan Agreement.

"Revolving Lenders" means the "Lenders" as that term is defined in the Revolving Loan Agreement (including the Issuing Bank (as that terms is defined in the Revolving Loan Agreement), including the Revolving Agent (in its capacity as provider of Swingline Loans)).

"Senior Lien Agent" means the Term Loan Agent until the Discharge of Term Loan Obligations and then Revolving Agent.

"Senior Lien Claimholders" means, as of any date of determination, the Revolving Loan Claimholders and the Term Loan Claimholders.

"Senior Lien Collateral" means the assets of each and every Grantor, whether real, personal or mixed, with respect to which a Lien is granted (or purported to be granted) as security for any Senior Lien Obligations, including all proceeds and products thereof.

"Senior Lien Collateral Documents" means the Revolving Loan Collateral Documents and the Term Loan Collateral Documents.

"Senior Lien Default" means any "Event of Default", as such term is defined in any Senior Lien Document.

"Senior Lien Documents" means the Revolving Loan Documents and the Term Loan Documents.  Notwithstanding the foregoing, any documents or agreements entered into by any Grantor in connection with any DIP Financing shall not be subject to the restrictions set forth in Section 5.3 or otherwise constitute "Senior Lien Documents" unless the Senior Lien Agent designates in writing such documents as "Senior Lien Documents".

"Senior Lien Lenders" means the Revolving Lenders and the Term Lenders.

"Senior Lien Obligations" means (a) the Revolving Loan Obligations, (b) the Term Loan Obligations, and (c) all other obligations of the Grantors in respect of, or arising under, the Senior Lien Documents, plus interest and all fees, costs, charges and expenses, including legal fees and expenses to the extent authorized under the Senior Lien Documents, in each case whether accrued or incurred before or after the commencement of an Insolvency Proceeding, and whether or not allowed or allowable in an Insolvency Proceeding.

"Term Lenders" means the "Lenders" as that term is defined in the Term Loan Agreement.

"Term Loan Agent" has the meaning set forth in the preamble to this Agreement.

"Term Loan Agreement" has the meaning set forth in the recitals to this Agreement.

"Term Loan Claimholders" means, collectively, the Term Lenders and the Term Loan Agent.

"Term Loan Collateral Documents" means the Term Loan Security Documents (as defined in the Term Loan Agreement).

"Term Loan Documents" means the Term Loan Agreement, the Term Loan Collateral Documents and any other Loan Documents (as defined in the Term Loan Agreement).

"Term Loan Obligations" means the Obligations (as defined in the Term Loan Agreement) of the Grantors under the Term Loan Agreement, the Term Loan Collateral Documents and any other Loan Documents (as defined in the Term Loan Agreement), whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, obligations with respect to loans, or indemnities in respect thereof, any other indemnities or guarantees, and all other amounts payable under or secured by any Term Loan Document (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Grantor, or that would have accrued or become due under the terms of the Term Loan Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding), in each case whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

"Term Loan Security Agreement" means the "Guaranty and Collateral Agreement" as that term is defined in the Term Loan Agreement.

"Third Lien Agent" has the meaning set forth in the preamble to this Agreement.

"Third Lien Claimholders" means, as of any date of determination, the holders of Extended Prepetition Debt in their capacity as such and the Third Lien Agent.

"Third Lien Collateral" means all of the Collateral consisting of personal property and securing the Term Loan Obligations other than the ABL Priority Collateral.

"Third Lien Collateral Documents" means the Third Lien Security Agreement.

"Third Lien Debt" means the Extended Prepetition Debt (as defined in the Third Lien Security Agreement as in effect on the date hereof) and all other obligations of the Grantors in respect of, or arising under, the Third Lien Security Agreement (as in effect on the date hereof), including the fees, expenses and indemnities of the Third Lien Agent.

"Third Lien Deficiency Claim" means any portion of the Third Lien Debt consisting of an allowed unsecured claim under Section 506(a) of the Bankruptcy Code (or any similar provision under any other law governing an Insolvency Proceeding).

"Third Lien Documents" means the Third Lien Collateral Documents, and the letter agreements evidencing the Extended Prepetition Debt entered into by the Borrower and the holder of such Extended Prepetition Debt.

"Third Lien Secured Claim" means any portion of (i) the Third Lien Debt held by the holders of the Extended Prepetition Debt not constituting a Third Lien Deficiency Claim or (ii) all other obligations of the Grantors in respect of, or arising under, the Third Lien Security Agreement to the extent not constituting an allowed unsecured claim under Section 506(a) of the Bankruptcy Code (or any similar provision under any other law governing an Insolvency Proceeding).

"Third Lien Security Agreement" means the "Third Lien Security Agreement" dated as of the date hereof by and among Third Lien Agent, on behalf of the holders of the Extended Prepetition Debt and the Grantors party thereto.

"Subsidiary" of a person means a corporation, partnership, limited liability company, or other entity as to which that person directly or indirectly owns or controls the Equity Interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

"UCC" means the Uniform Commercial Code (or any similar or comparable legislation) as in effect in any applicable jurisdiction.

1.2Construction.  The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms.  The words "include," "includes," and "including" shall be deemed to be followed by the phrase "without limitation."  The word "will" shall be construed to have the same meaning and effect as the word "shall."  The term "or" shall be construed to have, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or."  Any term used in this Agreement and not defined in this Agreement shall have the meaning set forth in the Revolving Loan Agreement, Term Loan Agreement and/or Third Lien Indenture, as the context requires.  Unless the context requires otherwise:

(a)except as otherwise provided herein, any definition of or reference to any agreement, instrument, or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, restated, supplemented, modified, renewed, extended, Refinanced, refunded, or replaced;

(b)any reference to a definition in a Senior Lien Document shall be construed to also refer to any comparable term in any agreement, instrument, or other document the debt under which Refinances the Senior Lien Obligations;

(c)any reference to a definition in a Third Lien Document shall be construed to also refer to any comparable term in any agreement, instrument, or other document the debt under which Refinances the Third Lien Secured Claims;

(d)any reference to any agreement, instrument, or other document herein "as in effect on the date hereof" shall be construed as referring to such agreement, instrument, or other document without giving effect to any amendment, restatement, supplement, modification, or Refinancing thereto or thereof occurring after the date hereof;

(e)any definition of, or reference to, Senior Lien Obligations or the Third Lien Secured Claims herein shall be construed as referring to the Senior Lien Obligations or the Third Lien Secured Claims (as applicable) as from time to time amended, restated, supplemented, modified, renewed, extended, Refinanced, refunded, or replaced;

(f)any reference herein to any person shall be construed to include such person's successors and assigns and as to any Grantor shall be deemed to include a receiver, trustee, or debtor-in-possession on behalf of any of such person or on behalf of any such successor or assignee of such person;

(g)except as otherwise expressly provided herein, any reference to Senior Lien Agent agreeing to or having the right to do, or refraining from or having the right to refrain from doing, an act shall be construed as binding on each of the Senior Lien Claimholders, any reference to Senior Lien Agent shall be construed as referring to Senior Lien Agent, for itself and on behalf of the other Senior Lien Claimholders, any reference to Third Lien Agent agreeing to or having the right to do, or refraining from or having the right to refrain from doing, an act shall be construed as binding upon each of the Third Lien Claimholders, any reference to Third Lien Agent shall be construed as referring to Third Lien Agent, for itself and on behalf of the other Third Lien Claimholders, any reference to the Senior Lien Claimholders shall be construed as including Senior Lien Agent, and any reference to the Third Lien Claimholders shall be construed as referring to Third Lien Agent;

(h)the words "herein," "hereof," and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(i)all references herein to Sections shall be construed to refer to Sections of this Agreement unless otherwise specified; and

(j)the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights.

SECTION 2.  Lien Priorities.

2.1Relative Priorities.

(a)Notwithstanding the date, time, method, manner, or order of grant, attachment, or perfection of any Liens in the Collateral securing the Third Lien Secured Claims or of any Liens in the Collateral securing the Senior Lien Obligations (including, in each case, notwithstanding whether any such Lien is granted (or secures Debt relating to the period) before or after the commencement of any Insolvency Proceeding) and notwithstanding any contrary provision of the UCC or any other applicable law or the Third Lien Documents or any defect or deficiencies in, or failure to attach or perfect, the Liens securing the Senior Lien Obligations, or any other circumstance whatsoever, Senior Lien Agent and Third Lien Agent hereby agree that:

(i)any Lien with respect to the Collateral securing any Senior Lien Obligations, whether such Lien is now or hereafter held by or on behalf of, or created for the benefit of, Senior Lien Agent or any other Senior Lien Claimholder or any agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation, or otherwise, shall be senior in all respects and prior to any Lien with respect to the Collateral securing any Third Lien Secured Claim; and

(ii)any Lien with respect to the Collateral securing any Third Lien Debt, whether such Lien is now or hereafter held by or on behalf of, or created for the benefit of, Third Lien Agent or any other Third Lien Claimholder or any agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation, or otherwise, shall be junior and subordinate in all respects to all Liens with respect to the Collateral securing any Senior Lien Obligations;

(b)All Liens with respect to the Collateral securing any Senior Lien Obligations shall be and remain senior in all respects and prior to all Liens with respect to the Collateral securing any Third Lien Secured Claim, in each case, for all purposes, whether or not such Liens securing any such Senior Lien Obligations are subordinated to any Lien securing any other obligation of any Grantor or any other person.

2.2Prohibition on Contesting Liens or Claims.  Third Lien Agent agrees that it will not (and hereby waives any right to), directly or indirectly, contest, or support any other person in contesting, in any proceeding (including any Insolvency Proceeding), the extent, validity, attachment, perfection, priority, or enforceability of a Lien held by or on behalf of any of the  Senior Lien Claimholders in the Senior Lien Collateral (or the extent, validity, allowability, or enforceability of any Senior Lien Obligations secured thereby or purported to be secured thereby), or the provisions of this Agreement; provided, that nothing in this Agreement shall be construed to prevent or impair the rights of Third Lien Agent to enforce the terms of this Agreement.

2.3New Liens.

(a)So long as the Discharge of Senior Lien Obligations has not occurred, and except as set forth in Section 6.5(a)(ii), the parties hereto agree that no Grantor shall grant or permit any additional Liens on any asset to secure any Third Lien Debt. In no circumstance whatsoever may Third Lien Agent or any Third Lien Claimholder hold any Lien on the ABL Priority Collateral.

(b)To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available, Third Lien Agent agrees that any amounts received by or distributed to it pursuant to or as a result of Liens granted or purportedly granted in contravention of this Section 2.3 shall be subject to Section 4.2. Third Lien Agent and the Third Lien Claimholders hereby irrevocably authorize the Senior Lien Agent (and, prior to the Discharge of Term Loan Obligations, Revolving Agent) to file such statements, releases and other documents as are necessary or appropriate to release any Lien on the ABL Priority Collateral purporting to secure any Third Lien Debt, and any Lien on ABL Priority Collateral purporting to secure any Third Lien Debt shall be automatically and unconditionally released by Third Lien Agent and the Third Lien Claimholders without further consent or action by any person.

2.4Reserved.

SECTION 3.  Exercise of Remedies.

3.1Standstill.  Subject to Section 3.2 and Section 3.3 below, until the Discharge of Senior Lien Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, the Third Lien Agent and the other Third Lien Claimholders will not:

(a)exercise or seek to exercise any rights or remedies with respect to any Collateral (including taking any Enforcement Action with respect to any Collateral);

(b)commence or join with any person (other than Senior Lien Agent) in commencing, or filing a petition for, any Insolvency Proceeding against any Grantor;

(c)contest, protest, or object to any Enforcement Action by Senior Lien Agent or any other Senior Lien Claimholder; and

(d)object to (and waive any and all claims with respect to) the forbearance by Senior Lien Agent or the Senior Lien Claimholders from taking any Enforcement Action.

3.2Exclusive Enforcement Rights.  Until the Discharge of Senior Lien Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, the Senior Lien Claimholders (subject to the terms of the Intercreditor Agreement) shall have the exclusive right to take Enforcement Actions with respect to the Collateral without any consultation with or the consent of any Third Lien Claimholder.  In connection with any Enforcement Action, the Senior Lien Claimholders may enforce the provisions of the Senior Lien Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion and in each case subject to the terms of the Intercreditor Agreement.  Such exercise and enforcement shall include the rights of an agent appointed by them to Dispose of Collateral, to incur expenses in connection with such Disposition, and to exercise all the rights and remedies of a secured creditor under applicable law.

3.3Third Lien Permitted Actions.  Anything to the contrary in this Section 3 notwithstanding, any Third Lien Claimholders may:

(a)if an Insolvency Proceeding has been commenced by or against any Grantor, file a claim or statement of interest with respect to the Third Lien Secured Claim;

(b)take any action (not adverse to the priority status of the Liens on the Collateral securing the Senior Lien Obligations, or the rights of Senior Lien Agent or any other Senior Lien Claimholder to undertake Enforcement Actions) in order to create or perfect its Lien in and to the Third Lien Collateral;

(c)file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding, or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Third Lien Claimholders, including any claims secured by the Third Lien Collateral, if any;

(d)vote on any Plan of Reorganization and make any filings and motions that are, in each case, not in contravention of the provisions of this Agreement, with respect to the Third Lien Secured Claim and the Third Lien Collateral;

(e)join (but not exercise any control with respect to) any judicial foreclosure proceeding or other judicial lien enforcement proceeding with respect to the Third Lien Collateral initiated by Senior Lien Agent to the extent that any such action could not reasonably be expected, in any material respect, to restrain, hinder, limit, delay for any material period or otherwise interfere with an Enforcement Action by Senior Lien Agent (it being understood that neither Third Lien Agent nor any Third Lien Claimholder shall be entitled to receive any proceeds thereof unless otherwise expressly permitted herein); and

(f)bid for or purchase Third Lien Collateral at any public, private, or judicial foreclosure upon such Collateral initiated by any Senior Lien Claimholder, or any sale of Third Lien Collateral during an Insolvency Proceeding; provided, that such bid may not include a "credit bid" in respect of any Third Lien Debt unless the proceeds of such bid are otherwise sufficient to cause the Discharge of Senior Lien Obligations in full, in cash immediately upon closing.

3.4Retention of Proceeds.  Neither Third Lien Agent nor any other Third Lien Claimholder shall be permitted to retain any proceeds of Collateral in connection with any Enforcement Action unless and until the Discharge of Senior Lien Obligations has occurred, and any such proceeds received or retained in any other circumstance will be subject to Section 4.2.

3.5Non-Interference.  Subject to any specific provision of this Agreement to the contrary, Third Lien Agent hereby:

(a)agrees that Third Lien Agent and the other Third Lien Claimholders will not take any action that would restrain, hinder, limit, delay, or otherwise interfere with any Enforcement Action by Senior Lien Agent or any other Senior Lien Claimholder, or that is otherwise not prohibited hereunder, including any Disposition of the Collateral, whether by foreclosure or otherwise;

(b)subject to Section 3.6, waives any and all rights it or the Third Lien Claimholders may have as a junior lien creditor or otherwise to object to the manner in which Senior Lien Agent or the Senior Lien Claimholders seek to enforce or collect the Senior Lien Obligations or the Liens securing the Senior Lien Obligations granted in any of the Senior Lien Collateral, regardless of whether any action or failure to act by or on behalf of Senior Lien Agent or the Senior Lien Claimholders is adverse to the interest of the Third Lien Claimholders;

(c)waives any and all rights it or any other Third Lien Claimholders may have to oppose, object to, or seek to restrict the Senior Lien Agent or the other Senior Lien Claimholders from exercising their rights to set off or credit bid their debt; and

(d)acknowledges and agrees that no covenant, agreement or restriction contained in the Third Lien Collateral Documents or any other Third Lien Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of Senior Lien Agent or the Senior Lien Claimholders with respect to the Collateral as set forth in this Agreement and the Senior Lien Credit Documents.

3.6Unsecured Creditor Remedies.  Except as set forth in Sections 2.2, 3.1, 3.5, and 6, Third Lien Agent and the other Third Lien Claimholders may exercise rights and remedies as unsecured creditors generally against any Grantor in accordance with the terms of the Third Lien Documents and applicable law so long as doing so is not, directly or indirectly, inconsistent with the terms of this Agreement; provided, that in the event that any Third Lien Claimholder becomes a judgment Lien creditor in respect of Third Lien Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Third Lien Secured Claim, such judgment Lien shall be subject to the terms of this Agreement for all purposes as the other Liens securing the Third Lien Secured Claim; provided, further, that neither Third Lien Agent nor any Third Lien Claimholder shall seek or obtain a judgment Lien on any assets that constitute ABL Priority Collateral.

SECTION 4.  Proceeds.

4.1Application of Proceeds.

(a)Regardless of whether an Insolvency Proceeding has been commenced by or against any Grantor, any Collateral, or proceeds thereof, received in connection with any Enforcement Action and, except as otherwise provided in Sections 6.5 and 6.9(c), any Collateral or proceeds thereof (or amounts distributed on account of a Lien in the Collateral or the proceeds thereof) received in connection with any Insolvency Proceeding involving a Grantor shall (at such time as such Collateral or proceeds or other amounts have been monetized) be applied:

(i)first, to the payment in full in cash of costs and expenses of (x) Senior Lien Agent in connection with such Enforcement Action or Insolvency Proceeding and (y) Revolving Agent to the extent such Enforcement Action is against ABL Priority Collateral,

(ii)second, to the payment in full in cash or cash collateralization of the Senior Lien Obligations in accordance with the Intercreditor Agreement and the Senior Lien Documents, and in the case of payment of any revolving loans, without any requirement for the concurrent permanent reduction of any revolving loan commitment thereunder or the establishment of a reserve by Revolving Agent (or, following the Discharge of Term Loan Obligations, Senior Lien Agent),

(iii)third, to the payment in full in cash of costs and expenses of Third Lien Agent in connection with such Enforcement Action or Insolvency Proceeding (to the extent Third Lien Agent's Enforcement Action or action in the Insolvency Proceeding was permitted hereunder), and

(iv)fourth, to the payment in full in cash of the Third Lien Secured Claims in accordance with the Third Lien Documents.

(b)Notwithstanding the foregoing, if any Enforcement Action with respect to the Collateral produces non-cash proceeds, then such non-cash proceeds shall be held by the Senior Lien Agent (or, if such non-cash proceeds are proceeds of ABL Priority Collateral, the Revolving Agent, prior to the Discharge of Term Loan Obligations) as additional Collateral and, at such time as such non-cash proceeds are monetized, shall be applied in the order of application set forth above (subject, however, to the terms of the Intercreditor Agreement). Senior Lien Agent (and, prior to the Discharge of Term Loan Obligations, Revolving Agent) shall have no duty or obligation to Dispose of such non-cash proceeds and may Dispose of such non-cash proceeds or continue to hold such non-cash proceeds, in each case, in its discretion; provided, that any non-cash proceeds received by Senior Lien Agent may be distributed by Senior Lien Agent, subject to the terms of the Intercreditor Agreement, to the Senior Lien Claimholders in full or partial satisfaction of Senior Lien Obligations in an amount determined by Senior Lien Agent acting at the direction of the requisite Senior Lien Claimholders or as a court of competent jurisdiction may direct pursuant to a Final Order, including an order confirming a Plan of Reorganization in an Insolvency Proceeding.  All Collateral and proceeds thereof received by Senior Lien Agent may be applied, reversed, reapplied, credited, or reborrowed, in whole or in part, pursuant to the Senior Lien Documents.

4.2Turnover.

(a)Unless and until the Discharge of Senior Lien Obligations has occurred (irrespective of whether any Insolvency Proceeding has been commenced by or against any Grantor), any Collateral, or proceeds thereof (including assets or proceeds subject to Liens referred to in the final sentence of Section 2.3 or the proviso in Section 3.6), received by Third Lien Agent or any Third Lien Claimholder (i) in connection with an Enforcement Action with respect to the Collateral by Third Lien Agent or any Third Lien Claimholder, or (ii) as a result of the collusion by Third Lien Agent or any Third Lien Claimholder with any Grantor in violating the rights of Senior Lien Agent or any other Senior Lien

Claimholder (within the meaning of section 9-332 of the UCC), shall be segregated and held in trust and forthwith paid over to Senior Lien Agent (or, to the extent relating to ABL Priority Collateral, the Revolving Agent) subject to the terms hereof and the Intercreditor Agreement, for the benefit of the Senior Lien Claimholders (in accordance with their respective rights under the Intercreditor Agreement) in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.  Senior Lien Agent (and, with respect to proceeds of ABL Priority Collateral, the Revolving Agent) is hereby authorized to make any such endorsements as agent for the Third Lien Claimholders and this authorization is coupled with an interest and is irrevocable until the Discharge of Senior Lien Obligations.

(b)Unless and until the Discharge of Senior Lien Obligations has occurred and except as otherwise expressly provided in Section 2.1, Section 6.5 or  Section 6.9, if a Grantor (or any of its assets) is the subject of an Insolvency Proceeding and if any distribution is received by Third Lien Agent or any Third Lien Claimholder on account of their Third Lien Secured Claims in connection with such Insolvency Proceeding (unless such distribution is made under a confirmed Plan of Reorganization of such Grantor that (x) provides for Discharge of Revolving Loan Obligations on the effective date thereof and (y) is accepted by the requisite affirmative vote of all classes composed of the secured claims of the Term Loan Claimholders or otherwise provides for the Discharge of Term Loan Obligations), then such distribution shall be segregated and held in trust and forthwith paid over to Senior Lien Agent (or, to the extent relating to ABL Priority Collateral, the Revolving Agent) for the benefit of the Senior Lien Claimholders (in accordance with their respective rights under the Intercreditor Agreement) in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, subject to the terms of the Intercreditor Agreement.  For the avoidance of doubt, unless and until the Discharge of Senior Lien Obligations has occurred, the Third Lien Agent shall be required to turnover to the Senior Lien Agent (or, to the extent relating to ABL Priority Collateral, the Revolving Agent) and the Senior Lien Agent (or Revolving Agent, as applicable) shall be entitled to apply (or, in the case of non-cash proceeds, hold) in accordance with Section 4.1 any cash or non-cash distribution received by the Third Lien Claimholders on account of their Third Lien Secured Claims pursuant to a confirmed Plan of Reorganization of a Grantor (unless such distribution is made under a confirmed Plan of Reorganization of such Grantor that (x) provides for Discharge of Revolving Loan Obligations on the effective date thereof and (y) is accepted by the requisite affirmative vote of all classes composed of the secured claims of the Term Loan Claimholders or otherwise provides for the Discharge of Term Loan Obligations) irrespective of whether such Plan of Reorganization (or any Final Order in respect thereof) purports to find that the distribution to the Senior Lien Claimholders pays the Senior Lien Obligations in full.  Senior Lien Agent (and, with respect to proceeds of ABL Priority Collateral, the Revolving Agent) is hereby authorized to make any such endorsements as agent for the Third Lien Claimholders and this authorization is coupled with an interest and is irrevocable until the Discharge of Senior Lien Obligations.

4.3Reserved.

4.4Non-Lienable Assets.  Notwithstanding anything to the contrary contained herein, if any assets, licenses, rights, or privileges of any Grantor are incapable of being the subject of a Lien in favor of a secured party (including because of restrictions under applicable law, the nature of the rights or interests of such Grantor, or the absence of a consent to such Lien by a third party and irrespective of whether the applicable collateral documents attempt (or purport) to encumber such assets, licenses, rights, or privileges) (the "Inalienable Interests"), then the Senior Lien Agent and the Third Lien Agent agree that any distribution or recovery Senior Lien Agent, or the other Senior Lien Claimholders, or Third Lien Agent, or the other Third Lien Claimholders, may receive with respect to, or that is allocable to, the value of any such Inalienable Interests, or any proceeds thereof, whether received in their capacity as unsecured creditors or otherwise, shall be turned over and applied in accordance with Sections 4.1 and 4.2 (including any turnover of ABL Priority Collateral or application of proceeds of ABL Priority Collateral to the Revolving Agent) as if such distribution or recovery were, or were on account of, Collateral or the proceeds of Collateral.

Until the Discharge of Senior Lien Obligations occurs, the Third Lien Agent hereby appoints the Senior Lien Agent (or Revolving Agent, as applicable), and any officer or agent of the Senior Lien Agent (or Revolving Agent, as applicable), with full power of substitution, the attorney-in-fact of each Third Lien Claimholder for the limited purpose of carrying out the provisions of this Section 4.4 and taking any action and executing any instrument that the Senior Lien Agent (or Revolving Agent, as applicable) may reasonably deem necessary or advisable to accomplish the purposes of this Section 4.4, which appointment is irrevocable and coupled with an interest.

4.5Prepayments.  Except as permitted in accordance with the payment conditions set forth in the Third Lien Documents on the date hereof (without regard to any waiver thereof), without the prior written consent of the Senior Lien Agent and Revolving Agent, no Third Lien Claimholder will take, demand, or receive from any Grantor any prepayment of principal (whether optional, voluntary, mandatory, or otherwise or by set-off, redemption, defeasance, or other payment or distribution) with respect to any Third Lien Secured Claim.  If any such prepayments are received, at any time before the Discharge of Senior Lien Obligations by one or more of the Third Lien Claimholders, they shall be held in trust for the benefit of the Senior Lien Claimholders and forthwith paid over to Senior Lien Agent for the benefit of the Senior Lien Claimholders subject to the terms of the Intercreditor Agreement.

SECTION 5.  Releases; Dispositions; Other Agreements.

5.1Releases.

(a)  Senior Lien Agent shall have the exclusive right to make determinations regarding the release or Disposition of any Collateral (other than ABL Priority Collateral) pursuant to the terms of the Senior Lien Documents (including the Intercreditor Agreement) or in accordance with the provisions of this Agreement, in each case without any consultation with, consent of, or notice to Third Lien Agent or any Third Lien Claimholder. Revolving Agent shall have the exclusive right to make determinations regarding the release or Disposition of any ABL Priority Collateral pursuant to the terms of the Senior Lien Documents (including the Intercreditor Agreement) or in accordance with the provisions of this Agreement, in each case without any consultation with, consent of, or notice to Third Lien Agent or any Third Lien Claimholder.

(b)If, in connection with an Enforcement Action, the Senior Lien Agent releases any of its Liens on any part of the Collateral (or such Liens are released by operation of law) or releases any Grantor from its obligations in respect of the Senior Lien Obligations, then the Liens of Third Lien Agent on such Collateral, and the obligations of such Grantor in respect of the Third Lien Secured Claims, shall be automatically, unconditionally, and simultaneously released.

(c)If, in connection with any Disposition of any Collateral permitted under the terms of the Senior Lien Documents as in effect as of the date hereof, Senior Lien Agent releases any of its Liens on the portion of the Collateral that is the subject of such Disposition, or releases any Grantor from its obligations in respect of the Senior Lien Obligations (if such Grantor is the subject of such Disposition), then the Liens of Third Lien Agent on such Collateral, and the obligations of such Grantor in respect of the Third Lien Secured Claim, shall be automatically, unconditionally, and simultaneously released.

(d)In the event of any private or public Disposition of all or a material portion of the Collateral by one or more Grantors with the consent of Senior Lien Agent (or, to the extent relating to ABL Priority Collateral, the Revolving Agent), after the occurrence and during the continuance of a Senior Lien Default (and prior to the Discharge of Senior Lien Obligations), which Disposition is conducted by such Grantors with the consent of Senior Lien Agent (or Revolving Agent, as applicable) in connection with good faith efforts by Senior Lien Agent (or Revolving Agent, as applicable) to collect the Senior Lien

Obligations through the Disposition of Collateral (any such Disposition, a "Default Disposition"), then the Liens of Third Lien Agent on such Collateral shall be automatically, unconditionally, and simultaneously released (and, if the Default Disposition includes Equity Interests in any Grantor, Third Lien Agent further agrees to release those persons whose Equity Interests are Disposed of from all of their obligations under the Third Lien Documents) so long as (i) Senior Lien Agent also releases its Liens on such Collateral (and, if the Default Disposition includes Equity Interests in any Grantor, Senior Lien Agent is also releasing those persons whose Equity Interests are Disposed of from all of their obligations under the Senior Lien Documents), and (ii) the net cash proceeds of any such Default Disposition are applied in accordance with Section 4.1 (as if they were proceeds received in connection with an Enforcement Action).

(e)To the extent that the Liens of Third Lien Agent in and to any Collateral are to be released as provided in this Section 5.1,

(i)Third Lien Agent shall promptly, upon the written request of Senior Lien Agent, execute and deliver such release documents and confirmations of the authorization to file UCC amendments, in each case, as Senior Lien Agent may reasonably require in connection with such Disposition to evidence and effectuate such release; provided, that any such release or UCC amendment by Third Lien Agent shall not extend to or otherwise affect any of the rights, if any, of Third Lien Agent to the proceeds from any such Disposition of any Collateral,

(ii)from and after the time that the Liens of Third Lien Agent in and to the Collateral are released, Third Lien Agent shall be automatically and irrevocably deemed to have authorized Senior Lien Agent to file UCC amendments releasing the Collateral subject to such Disposition as to UCC financing statements between any Grantor and Third Lien Agent or any other Third Lien Claimholder to evidence such release,

(iii)Third Lien Agent shall be deemed to have consented under the Third Lien Documents to such Disposition to the same extent as the consent of Senior Lien Agent and the other Senior Lien Claimholders, and

(iv)in accordance with the provisions of applicable law, the Liens of Third Lien Agent shall automatically attach to any proceeds of any Third Lien Collateral subject to any such Disposition to the extent not used to repay Senior Lien Obligations.

(f)Until the Discharge of Senior Lien Obligations occurs, Third Lien Agent hereby irrevocably constitutes and appoints Senior Lien Agent and any officer or agent of Senior Lien Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Third Lien Agent or such holder or in Senior Lien Agent's own name, from time to time in Senior Lien Agent's discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary to accomplish the purposes of this Section 5.1, including any financing statement amendments (form UCC3) or any other endorsements or other instruments of transfer or release.

(g)Until the Discharge of Senior Lien Obligations occurs, to the extent that Senior Lien Agent or the Senior Lien Claimholders (i) have released any Lien on Collateral or any Grantor with respect to the Senior Lien Obligations, and any such Liens or obligations are later reinstated, or (ii) obtain any new Liens from any Grantor or obtain a guaranty from any Subsidiary of the Borrower of the Senior Lien Obligations, then Third Lien Agent, for itself and for the Third Lien Claimholders, shall be entitled to obtain a Lien on any such Third Lien Collateral (but not, for the avoidance of doubt, assets that constitute ABL Priority Collateral), subject to the terms (including the lien subordination provisions) of this Agreement, and a guaranty from such Grantor, as the case may be.

5.2Insurance.  Unless and until the Discharge of Senior Lien Obligations has occurred:

(a)(i) Senior Lien Agent and the Senior Lien Claimholders shall have the sole and exclusive right, subject to the rights of Grantors under the Senior Lien Documents and the terms of the Intercreditor Agreement, to adjust and settle any claim under any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral; and (ii) all proceeds of any such insurance policy and any such award (or any payments with respect to a deed in lieu of condemnation) shall be paid, subject to the rights of Grantors under the Senior Lien Documents and the Third Lien Documents, first to the Senior Lien Claimholders and the Third Lien Claimholders in accordance with the priorities set forth in Section 4.1, until paid in full in cash, and second, to the owner of the subject property, such other person as may be entitled thereto, or as a court of competent jurisdiction may otherwise direct; and

(b)if Third Lien Agent or any other Third Lien Claimholder shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Section 5.2, it shall pay such proceeds over to Senior Lien Agent in accordance with the terms of Section 4.2.

5.3Amendments; Refinancings; Legend.

(a)The Senior Lien Documents may be amended, supplemented or otherwise modified in accordance with their terms and the Senior Lien Obligations may be Refinanced, in each case without notice to, or the consent of, Third Lien Agent or any other Third Lien Claimholder, all without affecting the lien subordination or other provisions of this Agreement; provided, that, in the case of a Refinancing, the holders of such Refinancing debt bind themselves (in a writing addressed to Third Lien Agent) to the terms of this Agreement and that any such amendment, supplement, or modification shall not, without the prior written consent of Third Lien Agent (which it shall be authorized to consent to based upon an affirmative vote of the requisite Third Lien Claimholders under the Third Lien Indenture) contravene the provisions of this Agreement.

(b)Pursuant to the restrictions set forth in the Senior Lien Documents as in effect on the date hereof and the terms of the Third Lien Documents, the Third Lien Documents may not be amended, supplemented or otherwise modified in accordance with their terms, in each case without notice to and the consent of Term Loan Agent and Revolving Agent.

(c)[Reserved]

(d)In the event Senior Lien Agent or the Senior Lien Claimholders and the relevant Grantor enter into any amendment, waiver, or consent which constitutes a Deemed Third Lien Amendment, then such Deemed Third Lien Amendment shall apply automatically to any comparable provision of the Third Lien Collateral Documents without the requirement of consent of Third Lien Agent or the Third Lien Claimholders and without any action by Third Lien Agent, or any Grantor.  Third Lien Agent promptly shall execute and deliver to Senior Lien Agent such amendment, waiver, or consent as Senior Lien Agent may request to effectively confirm such amendment.

5.4Bailee for Perfection.

(a)Each of the Revolving Agent, the Term Loan Agent and the Third Lien Agent agree to hold that part of the Collateral that is in its possession (or in the possession of its agents or bailees) to the extent that possession thereof is taken to perfect a Lien thereon under the UCC or other applicable law (such Collateral being referred to as the "Pledged Collateral"), as bailee and as a non-fiduciary representative for the Third Lien Agent, the Revolving Agent, or the Term Loan Agent, as applicable, solely for the purpose of perfecting the security interest granted under the Third Lien Documents or the Senior Lien Documents, as applicable, subject to the terms and conditions of this Section 5.4.  Unless and until the Discharge of Senior Lien Obligations, Third Lien Agent agrees to promptly notify each of the Revolving Agent and the Term Loan Agent of any Pledged Collateral held by it or by any other Third Lien Claimholder, and, immediately upon the request of Senior Lien Agent at any time prior to the Discharge of Senior Lien Obligations, Third Lien Agent agrees to deliver to Senior Lien Agent any such Pledged Collateral held by it or by any other Third Lien Claimholder, together with any necessary endorsements (or otherwise allow Senior Lien Agent to obtain control of such Pledged Collateral).

(b)Neither Revolving Agent nor the Term Loan Agent shall have any obligation whatsoever to Third Lien Agent or any other Third Lien Claimholder to ensure that the Pledged Collateral is genuine or owned by any of Grantors or to preserve rights or benefits of any person except as expressly set forth in this Section 5.4.  Third Lien Agent shall have no obligation whatsoever to the Revolving Agent, the Term Loan Agent or any other Senior Lien Claimholder to ensure that the Pledged Collateral is genuine or owned by any of Grantors or to preserve rights or benefits of any person except as expressly set forth in this Section 5.4.  The duties or responsibilities of the Revolving Agent and the Term Loan Agent under this Section 5.4 shall be limited solely to holding the Pledged Collateral as bailee and non-fiduciary representative in accordance with this Section 5.4 and delivering the Pledged Collateral upon a Discharge of Senior Lien Obligations as provided in Section 5.8.  The duties or responsibilities of Third Lien Agent under this Section 5.4 shall be limited solely to holding the Pledged Collateral as bailee and non-fiduciary representative in accordance with this Section 5.4.

(c)Neither the Revolving Agent nor the Term Loan Agent acting pursuant to this Section 5.4 shall have by reason of the Senior Lien Collateral Documents, the Third Lien Collateral Documents, or this Agreement a fiduciary relationship in respect of Third Lien Agent or any other Third Lien Claimholder.  Third Lien Agent acting pursuant to this Section 5.4 shall not have by reason of the Senior Lien Collateral Documents, the Third Lien Collateral Documents, or this Agreement a fiduciary relationship in respect of Revolving Agent, Term Loan Agent or any other Senior Lien Claimholder.

(d)Upon the Discharge of Senior Lien Obligations, Senior Lien Agent shall, to the extent permitted by applicable law, deliver the remaining tangible Pledged Collateral (if any) together with any necessary endorsements, first, to Third Lien Agent to the extent Third Lien Secured Claims remain outstanding as confirmed in writing by Third Lien Agent, and, to the extent that Third Lien Agent confirms no Third Lien Secured Claims are outstanding, second, to Borrower to the extent no Senior Lien Obligations or Third Lien Secured Claims remain outstanding (in each case, so as to allow such person to obtain possession or control of such Pledged Collateral).  At such time, Senior Lien Agent further agrees to take all other action reasonably requested by Third Lien Agent at the expense of Borrower (including amending any outstanding control agreements) to enable Third Lien Agent to obtain a first priority security interest in the Pledged Collateral.

5.5When Discharge of Senior Lien Obligations Deemed to Not Have Occurred.  If Borrower enters into any Refinancing of the Senior Lien Obligations, then a Discharge of Senior Lien Obligations shall not be deemed to have occurred for all purposes of this Agreement, and the obligations under such Refinancing of such Senior Lien Obligations shall be treated as Senior Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and Senior Lien Agent under the Senior Lien Documents effecting such Refinancing shall be Senior Lien Agent for all purposes of this Agreement.  Senior Lien Agent (or in the case of a Refinancing of the Revolving Loan Agreement, the Revolving Agent) under such Senior Lien Documents shall agree (in a writing addressed to Third Lien Agent) to be bound by the terms of this Agreement and Third Lien Agent agrees to acknowledge and accept such writing.

5.6Reserved.

5.7Injunctive Relief.  Should any Third Lien Claimholder in any way take, attempt to, or threaten to take any action contrary to terms of this Agreement with respect to the Collateral, or fail to take any action required by this Agreement, Senior Lien Agent or any other Senior Lien Claimholder may obtain relief against such Third Lien Claimholder by injunction, specific performance, or other appropriate equitable relief, it being understood and agreed by Third Lien Agent that (a) the Senior Lien Claimholders' damages from such actions may at that time be difficult to ascertain and may be irreparable, and (b) each Third Lien Claimholder waives any defense that the Senior Lien Claimholders cannot demonstrate damage or be made whole by the awarding of damages.  Third Lien Agent hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by Senior Lien Agent, the Revolving Agent or the other Senior Lien Claimholders.

5.8[Reserved].

SECTION 6.  Insolvency Proceedings.

6.1Enforceability and Continuing Priority.   This Agreement shall be applicable both before and after the commencement of any Insolvency Proceeding and all converted or succeeding cases in respect thereof.  The relative rights of Claimholders in or to any distributions from or in respect of any Collateral or proceeds of Collateral, shall continue after the commencement of any Insolvency Proceeding.  Accordingly, the provisions of this Agreement are intended to be and shall be enforceable as a subordination agreement within the meaning of section 510 of the Bankruptcy Code.

6.2Financing.  If any Grantor shall be subject to any Insolvency Proceeding and if Senior Lien Agent consents to the use of cash collateral (as such term is defined in section 363(a) of the Bankruptcy Code; herein, "Cash Collateral"), on which Senior Lien Agent has a Lien or consents to such Grantor obtaining financing provided under section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (such financing, a "DIP Financing"), and if such Cash Collateral use or DIP Financing, as applicable, meets the applicable DIP Financing Conditions, then Third Lien Agent unconditionally agrees that it will consent to such Cash Collateral use or raise no objection to such DIP Financing, as applicable. In addition, if Senior Lien Agent objects to any use of Cash Collateral or DIP Financing, then Third Lien Agent, for itself and on behalf of the Third Lien Claimholders in their capacity as holders of secured claims, shall join such objection by Senior Lien Agent, provided such objection is not in contravention of the express terms of this Agreement and except in the event the DIP Financing has been proposed by the Third Lien Agent or any of the Third Lien Claimholders consistent with this Agreement.  If any Grantor obtains DIP Financing, Third Lien Agent will subordinate its Liens in the Collateral (and in any other assets of the Grantors that may serve as collateral (including avoidance actions, or the proceeds thereof) for such DIP Financing) to the Liens securing such DIP Financing.  Third Lien Agent agrees that it shall not, and nor shall any of the Third Lien Claimholders, absent the prior written consent of Senior Lien Agent, directly or indirectly, provide, offer to provide, or support any DIP Financing unless the Discharge of Senior Lien Obligations occurs upon the closing of such DIP Financing.  In addition, Third Lien Agent agrees that it shall not, and nor shall any of the Third Lien Claimholders, absent the prior written consent of the Revolving Agent, directly or indirectly, provide, offer to provide, or support any DIP Financing secured by Liens on any assets constituting ABL Priority Collateral, unless Discharge of Revolving Loan Obligations occurs upon the closing of such DIP Financing.  If, in connection with any Cash Collateral use or DIP Financing, any Liens on the Collateral held by the Senior Lien Claimholders to secure the Senior Lien Obligations are subject to a surcharge or are subordinated to an administrative priority claim, a professional fee "carve-out," or fees owed to the United States Trustee, then the Liens on the Collateral of the Third Lien Claimholders securing the Third Lien Debt shall also be subordinated to such interest or claim and shall remain subordinated to the Liens on the Collateral of the Senior Lien Claimholders consistent with this Agreement.

6.3Sales.  Third Lien Agent and each Third Lien Claimholder agrees that it will consent to, and will not object or oppose a motion (including any sale or bid procedures motion) to Dispose of any Collateral free and clear of the Liens of Third Lien Agent under section 363 or section 1129 of the Bankruptcy Code if the Senior Lien Agent (or, in the case of ABL Priority Collateral, the Revolving Agent) has consented to such motion and the Disposition of Collateral free and clear of the Liens of the Senior Lien Agent.  In addition, if Senior Lien Agent (or, in the case of ABL Priority Collateral, the Revolving Agent) objects to any Disposition of Collateral, then Third Lien Agent, for itself and on behalf of the Third Lien Claimholders in their capacity as holders of secured claims, shall join such objection by Senior Lien Agent (or, in the case of ABL Priority Collateral, the Revolving Agent), provided such objection is not in contravention of the express terms of this Agreement.

6.4Relief from the Automatic Stay.  Until the Discharge of Senior Lien Obligations has occurred, Third Lien Agent agrees not to (a) seek (or support any other person seeking) relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the Collateral, without the prior written consent of Senior Lien Agent (or, in the case of a stay in respect of ABL Priority Collateral, the Revolving Agent), or (b) oppose any request by the Senior Lien Agent or any other Senior Lien Claimholder to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the Collateral.

6.5Adequate Protection.

(a)In any Insolvency Proceeding involving a Grantor,

(i)Third Lien Claimholder agrees that it shall not object to or contest, or support any other person objecting or contesting (and instead shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right to do so):

(A)any request by any Senior Lien Claimholder prior to the Discharge of Senior Lien Obligations for adequate protection of their interest in the Collateral, including replacement or additional Liens on post-petition assets; or

(B)any (x) objection by any Senior Lien Claimholder to any motion, relief, action, or proceeding based on any such Senior Lien Claimholders claiming a lack of adequate protection, or (y) request by any Senior Lien Claimholder for relief from the automatic stay;

(ii)if any one or more Senior Lien Claimholders are granted adequate protection in the form of an additional or replacement Lien (on existing or future assets of Grantors (other than assets constituting ABL Priority Collateral)) in connection with any DIP Financing or use of Cash Collateral, then Senior Lien Agent agrees that Third Lien Agent shall also be entitled to seek, without objection from Senior Lien Claimholders, adequate protection in the form of an additional or replacement Lien (on the same existing or future assets of Grantors), which additional or replacement Lien, if obtained, shall be subordinate to the Liens securing the Senior Lien Obligations (including those under a DIP Financing) on the same basis as the other Liens securing the Third Lien Debt are subordinate to the Senior Lien Obligations under this Agreement; provided that such additional or replacement Lien may not attach to any ABL Priority Collateral;

(iii)no Third Lien Claimholder may seek adequate protection except for adequate protection permitted pursuant to Section 6.5(a)(ii) or (iv) , and Third Lien Agent further agrees that Senior Lien Agent shall also be entitled to seek (subject to the Intercreditor Agreement), without objection from the Third Lien Claimholders, a senior adequate protection Lien in and to such existing or future assets of Grantors as security for the Senior Lien Obligations and that any adequate protection Lien securing the Third Lien Debt (it being understood and agreed no such lien shall attach to any ABL Priority Collateral) shall be subordinated to such senior adequate protection Lien securing the Senior Lien Obligations on the same basis as the other Liens securing the Third Lien Debt are subordinated to the Liens securing the Senior Lien Obligations under this Agreement;

(iv)if any one or more Senior Lien Claimholders are granted adequate protection in the form of a superpriority or other administrative expense claim in connection with any DIP Financing or use of Cash Collateral, then Senior Lien Agent agrees that Third Lien Agent shall also be entitled to seek, without objection from Senior Lien Claimholders, adequate protection in the form of a superpriority or other administrative expense claim (as applicable), which superpriority or other administrative expense claim, if obtained, (A) shall be treated as proceeds of Collateral for all purposes under this Agreement and shall be subordinate to the superpriority or other administrative expense claim of the Senior Lien Claimholders (such subordination to include an express provision that the Third Lien Claimholders will not object to or otherwise oppose a Plan of Reorganization that is accepted by the requisite affirmative vote of all classes composed of the secured claims of Senior Lien Claimholders based upon the failure of such Plan of Reorganization to pay the Third Lien Claimholders' superpriority or other administrative expense claims in full in accordance with section 1129(a)(9)(A) of the Bankruptcy Code) and (B) shall not be payable from any ABL Priority Collateral or any proceeds thereof; and

(v)if any one or more Third Lien Claimholders are granted adequate protection in the form of a superpriority or other administrative expense claim in connection with any DIP Financing or use of Cash Collateral, then Third Lien Agent agrees that Senior Lien Agent and the Revolving Agent shall also be entitled to seek, without objection from Third Lien Claimholders, adequate protection in the form of a superpriority or other administrative expense claim (as applicable), which superpriority or other administrative expense claim, if obtained, shall be senior to the superpriority or other administrative expense claim of the Third Lien Claimholders.

(b)Neither Third Lien Agent nor any other Third Lien Claimholder shall object to, oppose, or challenge the determination of the extent of any Liens held by any of the Term Agent, the Revolving Agent or the Senior Lien Claimholders or the value of any claims of Senior Lien Claimholders under section 506(a) of the Bankruptcy Code or any claim by any Senior Lien Claimholder for allowance in any Insolvency Proceeding of Senior Lien Obligations consisting of post-petition interest, fees, or expenses.

(c)[Reserved]

6.6Specific Sections of the Bankruptcy Code.  Third Lien Agent shall not object to, oppose, support any objection, or take any other action to impede, the right of any Senior Lien Claimholder to make an election under section 1111(b)(2) of the Bankruptcy Code.  The Third Lien Claimholders waive any claim they may hereafter have against any Senior Lien Claimholder arising out of the election by any Senior Lien Claimholder of the application of section 1111(b)(2) of the Bankruptcy Code.  The Third Lien Claimholders agree that they will not, directly or indirectly, assert or support the assertion of, and hereby waive any right that they may have to assert or support the assertion of any claim or relief under section 506(c) or section 552 of the Bankruptcy Code as against any Senior Lien Claimholder or any of the Collateral to the extent securing the Senior Lien Obligations.

6.7No Waiver.  Subject to Section 3.1(a) and the other provisions of this Section 6, nothing contained herein shall prohibit or in any way limit any Senior Lien Claimholder from objecting in any Insolvency Proceeding involving a Grantor to any action taken by any Third Lien Claimholder, including the seeking by any Third Lien Claimholder of adequate protection or the assertion by any Third Lien Claimholder of any of its rights and remedies under the Third Lien Documents.

6.8Avoidance Issues.

(a)If any Senior Lien Claimholder is required in any Insolvency Proceeding or otherwise to turn over, disgorge, or otherwise pay to the estate of any Grantor any amount paid in respect of Senior Lien Obligations (or if any Senior Lien Claimholder elects to do so upon the advice of counsel), then such Senior Lien Claimholder shall be entitled to a reinstatement of the Senior Lien Obligations with respect to all such amounts, and all rights, interests, priorities, and privileges recognized in this Agreement shall apply with respect to any such recovery.

(b)Subject to the preceding clause (a), if any Third Lien Claimholder is required in any Insolvency Proceeding or otherwise to turn over, disgorge, or otherwise pay to the estate of any Grantor any amount paid in respect of Third Lien Debt (or if any Third Lien Claimholder elects to do so upon the advice of counsel), then such Third Lien Claimholder shall be entitled to a reinstatement of the Third Lien Debt with respect to all such amounts, and all rights, interests, priorities, and privileges recognized in this Agreement shall apply with respect to any such recovery.

(c)If this Agreement shall have been terminated prior to such recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto.

6.9Plan of Reorganization.

(a)If, in any Insolvency Proceeding involving a Grantor, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a confirmed Plan of Reorganization or similar dispositive restructuring plan, both on account of Senior Lien Obligations and on account of Third Lien Debt, then, to the extent the debt obligations distributed on account of the Senior Lien Obligations and on account of the Third Lien Debt are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(b)The provisions of Section 1129(b)(1) of the Bankruptcy Code notwithstanding, the Third Lien Claimholders agree that they will not propose, support, or vote in favor of any Plan of Reorganization of a Grantor that (i) does not provide for Discharge of Senior Lien Obligations on the effective date thereof or (ii) is otherwise inconsistent with the priorities or other provisions of this Agreement.

(c)Unless and until the Discharge of Senior Lien Obligations has occurred and except as otherwise expressly provided in Section 2.1 and this Section 6.9(c), if a Grantor (or any of its assets) is the subject of an Insolvency Proceeding and if any distribution is received by Third Lien Agent or any other Third Lien Claimholder on account of their Third Lien Secured Claims in connection with such Insolvency Proceeding, then such distribution shall be segregated and held in trust and forthwith paid over to Senior Lien Agent  (or, if the distribution is in respect of ABL Priority Collateral, to the Revolving Agent), subject to the terms of the Intercreditor Agreement, for the benefit of the Senior Lien Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.  Except as otherwise provided in Section 6.5 and Section 6.9(a) hereof, unless and until the Discharge of Senior Lien Obligations has occurred, the Third Lien Agent and each other Third Lien Claimholder shall be required to turnover to the Senior Lien Agent (or, if the distribution is in respect of ABL Priority Collateral, to the Revolving Agent) and the Senior Lien Agent (or, if applicable, the Revolving Agent) shall be entitled to apply (or, in the case of non-cash proceeds, hold) in accordance with Section 4.1 any cash or non-cash distribution received by the Third Lien Claimholders on account of their Third Lien Secured Claims pursuant to a confirmed Plan of Reorganization of a Grantor irrespective of whether such Plan of Reorganization (or any Final Order in respect thereof) purports to find that the distribution to the Senior Lien Claimholders pays the Senior Lien Obligations in full, unless such distribution is made under a confirmed Plan of Reorganization of such Grantor that (x) provides for Discharge of Revolving Loan Obligations on the effective date thereof and (y) is accepted by the requisite affirmative vote of all classes composed of the secured claims of the Term Loan Claimholders or otherwise provides for the Discharge of Term Loan Obligations.  Third Lien Agent irrevocably authorizes and empowers Senior Lien Agent (or, if applicable, the Revolving Agent), in the name of each Third Lien Claimholder, to demand, sue for, collect, and receive any and all such distributions in respect of any Third Lien Secured Claim to which the Senior Lien Claimholders are entitled hereunder.  In furtherance of the foregoing, Senior Lien Agent (or, if applicable, the Revolving Agent) is hereby authorized to make any such endorsements as agent for Third Lien Agent or any such Third Lien Claimholders.  This authorization is coupled with an interest and is irrevocable until the Discharge of Senior Lien Obligations.  To the extent that the confirmed Plan of Reorganization does not specify whether the Third Lien Claimholders are receiving any particular distribution, in whole or in part, on account of their Third Lien Deficiency Claims, such distribution shall be conclusively presumed to be on account of their Third Lien Secured Claims.

SECTION 7. Reliance; Waivers; Etc.

7.1Reliance.  Other than any reliance on the terms of this Agreement, Senior Lien Agent acknowledges that it and such Senior Lien Claimholders have, independently and without reliance on Third Lien Agent or any other Third Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such Senior Lien Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Senior Lien Credit Agreement or this Agreement.  Third Lien Agent acknowledges that it and the Third Lien Claimholders have, independently and without reliance on Senior Lien Agent or any other Senior Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Third Lien Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Third Lien Documents or this Agreement.

7.2No Warranties or Liability.  Senior Lien Agent acknowledges and agrees that each of Third Lien Agent and the other Third Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability, or enforceability of any of the Third Lien Documents, the ownership of any Collateral, or the perfection or priority of any Liens thereon.  Except as otherwise expressly provided herein, the Third Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Third Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.  Third Lien Agent acknowledges and agrees that Senior Lien Agent and the other Senior Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability, or enforceability of any of the Senior Lien Documents, the ownership of any Collateral, or the perfection or priority of any Liens thereon.  Except as otherwise expressly provided herein, the Senior Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective Senior Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.  Third Lien Agent and the other Third Lien Claimholders shall have no duty to Senior Lien Agent or any other Senior Lien Claimholder, and Senior Lien Agent and the other Senior Lien Claimholders shall have no duty to Third Lien Agent or any other Third Lien Claimholder, to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the Senior Lien Documents and the Third Lien Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3No Waiver of Lien Priorities.

(a)No right of Senior Lien Agent or any other Senior Lien Claimholder to enforce any provision of this Agreement or any Senior Lien Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by Senior Lien Agent or any other Senior Lien Claimholder, or by any noncompliance by any person with the terms, provisions, and covenants of this Agreement, any of the Senior Lien Documents or any of the Third Lien Documents, regardless of any knowledge thereof which Senior Lien Agent or any other Senior Lien Claimholder may have (or be otherwise charged with).

(b)Without in any way limiting the generality of the foregoing paragraph (but subject to any rights of Grantors under the Senior Lien Documents and subject to the provisions of Section 5.3(a)), Senior Lien Agent and the other Senior Lien Claimholders may, at any time and from time to time in accordance with the Senior Lien Documents or applicable law, without the consent of, or notice to, Third Lien Agent or any other Third Lien Claimholder, without incurring any liabilities to Third Lien Agent or any other Third Lien Claimholder and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of Third Lien Agent or any other Third Lien Claimholder is affected, impaired, or extinguished thereby) do any one or more of the following without the prior written consent of Third Lien Agent:

(i)change the manner, place, or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase, or alter, the terms of any of the Senior Lien Obligations or any Lien on any Senior Lien Collateral or guarantee thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Senior Lien Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify, or supplement in any manner any Liens held by Senior Lien Agent or any other Senior Lien Claimholder, the Senior Lien Obligations, or any of the Senior Lien Documents;

(ii)sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Senior Lien Collateral or any liability of any Grantor to Senior Lien Agent or any other Senior Lien Claimholders, or any liability incurred directly or indirectly in respect thereof;

(iii)settle or compromise any Senior Lien Obligations or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Senior Lien Obligations) in any manner or order; and

(iv)exercise or delay in or refrain from exercising any right or remedy against any Grantor or any other person, elect any remedy and otherwise deal freely with any Grantor or any Senior Lien Collateral and any security and any guarantor or any liability of any Grantor to Senior Lien Agent or any other Senior Lien Claimholder or any liability incurred directly or indirectly in respect thereof.

(c)Except as otherwise provided herein, Third Lien Agent also agrees that Senior Lien Agent and the other Senior Lien Claimholders shall have no liability to Third Lien Agent or any other Third Lien Claimholder, and Third Lien Agent hereby waives any claim against Senior Lien Agent or any other Senior Lien Claimholder arising out of any and all actions which Senior Lien Agent or any other Senior Lien Claimholder may, pursuant to the terms hereof, take, permit or omit to take with respect to:

(i)the Senior Lien Documents;

(ii)the collection of the Senior Lien Obligations; or

(iii)the foreclosure upon, or sale, liquidation, or other disposition of, or the failure to foreclose upon, or sell, liquidate, or otherwise dispose of, any Senior Lien Collateral.  Third Lien Agent agrees that Senior Lien Agent and the other Senior Lien Claimholders have no duty to them in respect of the maintenance or preservation of the Senior Lien Collateral, the Senior Lien Obligations, or otherwise.

(d)Until the Discharge of Senior Lien Obligations, Third Lien Agent agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead, or otherwise assert, or otherwise claim the benefit of, any marshaling, appraisal, valuation, or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

7.4Obligations Unconditional.  For so long as this Agreement is in full force and effect, all rights, interests, agreements, and obligations of Senior Lien Agent and the other Senior Lien Claimholders and Third Lien Agent and the other Third Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a)any lack of validity or enforceability of any Senior Lien Documents or any Third Lien Documents;

(b)except as otherwise expressly restricted in this Agreement, any change in the time, manner, or place of payment of, or in any other terms of, all or any of the Senior Lien Obligations or Third Lien Debt, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Senior Lien Document or any Third Lien Document;

(c)except as otherwise expressly restricted in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Lien Obligations or Third Lien Debt or any guarantee thereof;

(d)the commencement of any Insolvency Proceeding in respect of any Grantor; or

(e)any other circumstances which otherwise might constitute a defense available to any Grantor in respect of the Senior Lien Obligations, the Senior Lien Agent, any other Senior Lien Claimholder, the Third Lien Debt, the Third Lien Agent, or any other Third Lien Claimholder.

SECTION 8.  Representations and Warranties.

8.1Representations and Warranties of Each Party.  Each party hereto represents and warrants to the other parties hereto as follows:

(a)  Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b)  This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms.

(c)  The execution, delivery, and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any governmental authority and (ii) will not violate any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of such party or any order of any governmental authority.

8.2Representations and Warranties of Each Agent.  Each of the Revolving Agent, the Term Loan Agent and the Third Lien Agent represents and warrants to the other that it has been authorized by the Senior Lien Claimholders or the Third Lien Claimholders, as applicable, under the Revolving Loan Agreement, the Term Loan Agreement or the Third Lien Security Agreement, as applicable, to enter into this Agreement and that each of the agreements, covenants, waivers, and other provisions hereof is valid, binding, and enforceable against the Senior Lien Lenders or holders of Extended Prepetition Debt, as applicable, as fully as if they were parties hereto.

8.3Survival.  All representations and warranties made by one party hereto in this Agreement shall be considered to have been relied upon by the other party hereto and shall survive the execution and delivery of this Agreement, regardless of any investigation made by any such other party.

SECTION 9. Miscellaneous.

9.1Conflicts.  In the event of any conflict between the provisions of this Agreement and the provisions of any of the Senior Lien Documents or any of the Third Lien Documents, the provisions of this Agreement shall govern and control; provided, however, that in the event of any conflict between the Senior Lien Documents and the Third Lien Documents (including, without limitation, any conflicts between the Intercreditor Agreement and this Agreement) concerning the relative rights and priorities of the Revolving Agent and the Revolving Loan Claimholders, on the one hand, and the Term Loan Agent and the Term Loan Claimholders, on the other hand, the provisions of the Senior Loan Documents (including the Intercreditor Agreement) shall govern and control.

9.2Effectiveness; Continuing Nature of this Agreement; Severability.  This Agreement shall become effective when executed and delivered by the parties hereto.  This is a continuing agreement of lien subordination and the Senior Lien Claimholders may continue, at any time and without notice to Third Lien Agent or any other Third Lien Claimholder, to extend credit and other financial accommodations to or for the benefit of any Grantor constituting Senior Lien Obligations in reliance hereof.  Third Lien Agent hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement.  The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding.  Any provision of this Agreement that is prohibited or unenforceable shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  All references to any Grantor shall include such Grantor as debtor and debtor-in-possession and any receiver or trustee for such Grantor in any Insolvency Proceeding.  This Agreement shall terminate and be of no further force and effect:

(a)with respect to Senior Lien Agent, the other Senior Lien Claimholders, and the Senior Lien Obligations, upon the Discharge of Senior Lien Obligations; and

(b)with respect to Third Lien Agent, the other Third Lien Claimholders, and the Third Lien Debt, on the date that the Third Lien Debt is paid in U.S. Dollars in full in cash or immediately available funds and all commitments, if any, to extend credit to Borrower are terminated or have expired.

9.3Amendments; Waivers.  No amendment, modification, or waiver of any of the provisions of this Agreement shall be effective unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.  The Borrower or any other Grantor shall have the right to consent to or approve any amendment, modification or waiver of any provision of this Agreement that (a) imposes additional covenants or contractual obligations on any Borrower or Grantor, or (b) amends or modifies the obligations of any Borrower or any other Grantor in a manner adverse to such Borrower or Grantor or imposes additional covenants or contractual obligations on any Borrower or any other Grantor.

9.4Information Concerning Financial Condition of the Borrower and its Subsidiaries.  Senior Lien Agent and the other Senior Lien Claimholders, on the one hand, and Third Lien Agent and the other Third Lien Claimholders, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Borrower and its Subsidiaries and all endorsers or guarantors of the Senior Lien Obligations or the Third Lien Debt and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Lien Obligations or the Third Lien Debt.  Senior Lien Agent and the other Senior Lien Claimholders shall have no duty to advise Third Lien Agent or any other Third Lien Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise.  Third Lien Agent and the other Third Lien Claimholders shall have no duty to advise Senior Lien Agent or any other Senior Lien Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise.  In the event Senior Lien Agent or any other Senior Lien Claimholder, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to Third Lien Agent or any other Third Lien Claimholder, it or they shall be under no obligation:

(a)to make, and Senior Lien Agent and the other Senior Lien Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness, or validity of any such information so provided;

(b)to provide any additional information or to provide any such information on any subsequent occasion;

(c)to undertake any investigation; or

(d)to disclose any information, which pursuant to accepted or reasonable commercial practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

9.5Subrogation. With respect to any payments or distributions in cash, property, or other assets that Third Lien Agent or any other Third Lien Claimholder pays over to Senior Lien Agent or any other Senior Lien Claimholder under the terms of this Agreement, Third Lien Agent and the other Third Lien Claimholders shall be subrogated to the rights of Senior Lien Agent and the other Senior Lien Claimholders; provided, that Third Lien Agent hereby agrees not to assert or enforce any such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of all Senior Lien Obligations has occurred.

9.6SUBMISSION TO JURISDICTION; WAIVERS.

(a)ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY, AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY:

(i)ACCEPTS GENERALLY AND UNCONDITIONALLY THE JURISDICTION AND VENUE OF SUCH COURTS;

(ii)WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(iii)AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 9.7; AND

(iv)AGREES THAT SERVICE AS PROVIDED IN CLAUSE (iii) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

(b)EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE; MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9.6(b) AND EXECUTED BY SENIOR LIEN AGENT AND THIRD LIEN AGENT), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS HERETO.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

9.7Notices.  All notices to the Third Lien Claimholders and the Senior Lien Claimholders permitted or required under this Agreement shall also be sent to Third Lien Agent and Senior Lien Agent, respectively.  Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service or electronic mail and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or electronic mail, or 3 Business Days after depositing it in the United States mail with postage prepaid and properly addressed.  For the purposes hereof, the addresses of the parties hereto shall be addressed as follows or as may be designated by such party in a written notice to all of the other parties:

If to Senior Lien Agent or Senior Lien Lenders (prior to the Discharge of Term Loan Obligations):

Cortland Capital Market Services LLC
225 W. Washington, 21st Floor
Chicago, Illinois 60606
Attn: Valerie Opperman and Legal Department
Fax: (312) 376-0751

With a copy to (or following the Discharge of the Term Loan Obligations, if to Senior Lien Agent or Senior Lien Lenders):

Bank of America, N.A.

135 South LaSalle, 9th Floor

Chicago, Illinois 60603

Attn: Brad H. Breidenbach

Fax: (312) 453-3849

With a copy to: Goldberg Kohn Ltd. 55 East Monroe Street, Suite 3300 Chicago, Illinois 60603 Attn: Randall Klein, Esq. Fax: (312) 332-2196	With a copy to: Skadden, Arps, Slate, Meagher & Flom LLP 155 N. Wacker Drive, Suite 2700 Chicago, Illinois 60606-1720 Attn: Seth E. Jacobson Fax: (312) 407-8511

If to Third Lien Agent: U.S. Bank National Association 60 Livingston Avenue EP-MN-WS3C ST. Paul, MN 55107 Attn: Global Corporate Trust Reference: Specialty School, Inc. Fax: (651) 466-7430
With a copy to: Dorsey & Whitney LLP 51 West 52nd Street, 9th Floor New York, NY 10019 Attn: Erin Trigg Reference: School Specialty Inc. Email: trigg.erin@dorsey.com

9.8Further Assurances.  Each of the Revolving Agent, the Term Loan Agent and the Third Lien Agent agrees to take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as Revolving Agent, Term Loan Agent or Third Lien Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement, all at the expense of Borrower.  In furtherance of the foregoing,

(a) each of the Revolving Agent and Term Loan Agent agrees that, if there is a Refinancing of the Third Lien Debt permitted under the Revolving Loan Agreement and if the agent or other representative of the holders of the indebtedness that Refinances the Third Lien Debt so requests, it will execute and deliver either an acknowledgement of the joinder of such agent or representative to this Agreement or an agreement with such agent or representative identical to this Agreement (subject to changing names of parties, documents and addresses, as appropriate) in favor of any such agent or representative, and (b) the Third Lien Agent agrees that, if there is a Refinancing of the Senior Lien Obligations and if the agent or other representative of the holders of the indebtedness that Refinances the Senior Lien Obligations so requests, it will execute and deliver either an acknowledgement of the joinder of such agent or representative to this Agreement or an agreement with such agent or representative identical to this Agreement (subject to changing names of parties, documents and addresses, as appropriate) in favor of any such agent or representative.

9.9APPLICABLE LAW.  THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.   EACH OF THE PARTIES HERETO AGREES THAT THIS AGREEMENT RELATES TO A TRANSACTION COVERING IN THE AGGREGATE NOT LESS THAN $250,000.

9.10Binding on Successors and Assigns.  This Agreement shall be binding upon Senior Lien Agent, the Senior Lien Claimholders, Third Lien Agent, the Third Lien Claimholders, and their respective successors and assigns.

9.11Headings.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

9.12Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy or other electronic transmission (including e-mail and PDF) shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

9.13No Third Party Beneficiaries.  This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of and bind each of the Senior Lien Claimholders and the Third Lien Claimholders, provided that, the Borrower and any Grantor shall be entitled to assert rights as a third party beneficiary and enforce Sections 9.3, 9.10 and 9.13 of this Agreement  Except as provided in the immediately preceding sentence, no Grantor shall be a third party beneficiary of this Agreement.

9.14Provisions Solely to Define Relative Rights.  The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of Senior Lien Agent and the other Senior Lien Claimholders, on the one hand, and Third Lien Agent and the other Third Lien Claimholders on the other hand.  Other than as provided in Sections 9.3 and 9.13, no Grantor or any other creditor thereof shall have any rights hereunder and no Grantor may rely on the terms hereof.  Nothing in this Agreement shall impair, as between Grantors and Senior Lien Agent and the other Senior Lien Claimholders, or as between

Grantors and Third Lien Agent and the other Third Lien Claimholders, the obligations of Grantors to pay principal, interest, fees and other amounts as provided in the Senior Lien Documents and the Third Lien Documents, respectively.

9.15Integration.  This Agreement reflects the entire understanding of the parties with respect to the subject matter hereof and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

9.16Third Lien Agent.  All rights, protections, immunities and indemnities set forth in the Third Lien Security Agreement shall apply hereto as if set forth herein, solely as between the Borrower and Gurantors on the one hand, and the Third Lien Agent on the other hand.  No Term Loan Claimholders will have any liability or obligations to Third Lien Agent arising from or related to the foregoing rights, protections, immunities and indemnities.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BANK OF AMERICA, N.A.

as Revolving Agent

By: /s/ Brad Breidenbach

Name: Brad Breidenbach

Title: Senior Vice President

TCW ASSET MANAGEMENT COMPANY LLC

as Term Loan Agent and Senior Agent

By: /s/ Suzanne Grosso

Name: Suzanne Grosso

Title: Managing Director

U.S. BANK NATIONAL ASSOCIATION

as Third Lien Agent

By: /s/ Joshua A. Hahn

Name:  Joshua A. Hahn

Title: Vice President

Signature Page to Third Lien Intercreditor Agreement

ACKNOWLEDGMENT

Each Borrower and each Borrower's undersigned Subsidiaries each hereby acknowledge that they have received a copy of the foregoing Third Lien Intercreditor Agreement (as in effect on the date hereof, the "Initial Third Lien Intercreditor Agreement") and agree to recognize all rights granted by the Initial Third Lien Intercreditor Agreement to Senior Lien Agent, the other Senior Lien Claimholders, Third Lien Agent, and the other Third Lien Claimholders, waive the provisions of section 9-615(a) of the UCC in connection with the application of proceeds of Collateral in accordance with the provisions of the Initial Intercreditor Agreement, agree that they will not do any act or perform any obligation which is not in accordance with the agreements set forth in the Initial Intercreditor Agreement and, without limiting the generality of the foregoing, agree to abide by Sections 9.6 and 9.9 of the Agreement as if such sections fully applied to them.  Each Borrower and each Borrower's undersigned Subsidiaries each further acknowledge and agree that, other than as provided in Section 9.13 of the Initial Intercreditor Agreement, they are not an intended beneficiary or third party beneficiary under the Initial Intercreditor Agreement, as amended, restated, supplemented or otherwise modified hereafter in accordance with Section 9.3 thereof.

ACKNOWLEDGED AS OF THE DATE FIRST WRITTEN ABOVE:

GRANTORS: SCHOOL SPECIALTY, INC. By: /s/ Kevin Baehler Name: Kevin Baehler Title: Executive Vice President and Chief Financial Officer

CLASSROOMDIRECT.COM, LLC, a Delaware limited liability company By: /s/ Kevin Baehler Name: Kevin Baehler Title: Assistant Secretary

SPORTIME, LLC, a Delaware limited liability company By: /s/ Kevin Baehler Name: Kevin Baehler Title: Assistant Secretary

Signature Page to Third Lien Intercreditor Agreement Acknowledgement

DELTA EDUCATION, LLC, a Delaware limited liability company By: /s/ Kevin Baehler Name: Kevin Baehler Title: Assistant Secretary

PREMIER AGENDAS, LLC, a Delaware limited liability company By: /s/ Kevin Baehler Name: Kevin Baehler Title: Assistant Secretary

CHILDCRAFT EDUCATION, LLC, a Delaware limited liability company By: /s/ Kevin Baehler Name: Kevin Baehler Title: Assistant Secretary

BIRD-IN-HAND WOODWORKS, LLC, a Delaware limited liability company By: /s/ Kevin Baehler Name: Kevin Baehler Title: Assistant Secretary

CALIFONE INTERNATIONAL, LLC, a Delaware limited liability company By: /s/ Kevin Baehler Name: Kevin Baehler Title: Assistant Secretary

SSI GUARDIAN, LLC, a Delaware limited liability company By: /s/ Kevin Baehler Name: Kevin Baehler Title: Assistant Secretary

Signature Page to Third Lien Intercreditor Agreement Acknowledgement

FREY SCIENTIFIC, LLC, a Delaware limited liability company By: /s/ Kevin Baehler Name: Kevin Baehler Title: Assistant Secretary
SAX ARTS & CRAFTS, LLC, a Delaware limited liability company By: /s/ Kevin Baehler Name: Kevin Baehler Title: Assistant Secretary

Signature Page to Third Lien Intercreditor Agreement Acknowledgement